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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Monro Muffler Brake, Inc. of our report dated May 17, 2000 appearing in Item 8 of the Monro Muffler Brake, Inc. Annual Report on Form 10-K for the year ended March 31, 2000.


/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Rochester, New York
March 19, 2001